Exhibit 32.2

Certification of Chief Financial Officer
pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Rajiv Dutta, hereby certify pursuant to 18 U.S.C. § 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(i)	The accompanying quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of eBay Inc.

Date: November 12, 2003

/s/ RAJIV DUTTA

Rajiv Dutta
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of this report.